FINDER'S FEE AGREEMENT

This Finder's Fee Agreement ("Agreement") between Resultz Media Group Corp. ("Representative") and Amerilithium Corp. ("Company")

Whereas, the representative has agreed to introduce the Company to third parties described herein, for the purpose of evaluating a potential transaction involving either an equity or debt financing (a "financing") or a direct or indirect acquisition, merger, consolidation, restructuring, or any similar or related transaction of all or substantially all of the assets by the Company of a third party entity or the acquisition of a majority of such entity's outstanding common stock ("Acquisition") (a Financing or an Acquisition shall be known as a "Transaction"); and

Whereas, in order to induce the Representative to introduce third parties described herein to the Company, the Company has agreed, for itself, and on behalf of its directors, officers, employees, agents, advisors, affiliates or their respective representatives, to compensate Representative in the event that the Company consummates a Transaction with a third party described herein, upon the terms and conditions set forth herein:

Now, Therefore, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.  Terms of Compensation
a) It is understood that in the event the representative directly introduces Company to a person or entity, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of a Financing with a person or entity, Company agrees to compensate representative for such services with a "finder's fee" in the amount of 5% of total gross funding provided by such lender or equity purchaser, such fee to be payable in cash.

b) The Company agrees that said compensation to the Representative shall be paid in full at the time said financing or acquisition/merger is closed, such compensation to be transferred by Company to Representative within five (5) business days of the closing of a financing, merger or acquisition transaction.

c) It is specifically understood that Represent6ative is acting as a "Finder" only, is not a licensed securities or real estate broker or dealer, and shall have no authority to enter into any commitments on the Company's behalf, or to negotiate the terms of a merger, or to hold any funds or securities in connection with a merger or to perform any act which would require the Representative to become licensed as a securities or real estate broker or dealer. The consummation of any transaction shall be separately negotiated between the Company and the person or entity introduced by the Representative. All information regarding the Company will be presented by the Company to any prospective person or entity and any investment decision by the person or entity introduced by the Representative shall be solely made by person or entity introduced by the Representative based on representations and information provided by the Company. Any obligation to pay the consideration in this Section hereunder shall survive the merging, acquisition, or other change in the form of entity of the Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company. The Company agrees that no reference to the Representative will be made in any press release or advertisement of any transaction without the express approval, in writing, of such release by Representative.

2.  Assignment

This agreement may not be assigned by either party without written notice, confirmation of the same and signed agreement of the same.

3.  Entire Agreement
This document contains the entire agreement of the parties hereto and may only be changed by a written agreement signed by both parties. If any Section of this Agreement or portion thereof is deemed invalid or unenforceable, the affected Section or portion thereof shall be deemed deleted or amended to delete that language deemed invalid or unenforceable.

4.  Copy of Agreement
The Company recognizes and understands the complete terms of this agreement and has been given the opportunity to review discuss and assess all terms as listed, and addition has maintained and secured a signed copy for its own records and files.

In Witness Whereof, the parties hereto have hereunder executed this Agreement as of the day and year first written.

/s/Matthew Worrall                          Date:  Sept 29, 2010
Print Name & Title:  Matthew Worrall
Per: Authorized Signatory/Position CEO

Resultz Media Group Corp.                   Date:  Sept 29, 2010
/s/Ryan Mendoca per RMG Corp.
Per: Authorized Signatory